EXHIBIT 2.2

                                 AMENDMENT NO. 1
                                       TO
                            SHARE EXCHANGE AGREEMENT


     THIS AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT is entered into this 20th day of September among Color Imaging, Inc., a Delaware corporation ("Color"), Logical Imaging Solutions, Inc., a California corporation and wholly-owned subsidiary of Color ("Logical"), Digital Color Print, Inc., a Nevada corporation ("DCP"), and those individuals executing this Amendment No. 1 below who constitute all of the shareholders of DCP (each a "DCP Shareholder" and collectively, the "DCP Shareholders").

     WHEREAS, Color, Logical, DCP, and the DCP Shareholders entered into that certain Share Exchange Agreement dated September 11, 2002 (the "Exchange Agreement");

     WHEREAS, the parties desired to amend the Exchange Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the parties agree as follows:

     1. Amendment to Preamble. The two "WHEREAS" clauses in the preamble of the Exchange Agreement are hereby amended by deleting such clauses in their entirety and inserting the following in lieu thereof:

          WHEREAS, Color desires to exchange all of the outstanding stock of its wholly-owned subsidiary, Logical, for 1,700,000 shares of the common stock of Color held by DCP and a warrant to purchase shares of the common stock of Logical or DCP as set forth therein;

          WHEREAS, DCP desires to exchange 1,700,000 shares of the common stock of Color held by DCP and a warrant to purchase shares of the common stock of Logical for all of the outstanding capital stock of Logical;

     2. Amendment to Section 2.1. Section 2.1 of the Exchange Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

          Section 2.1. The Share Exchange. Upon the terms of this Agreement and subject to the conditions set forth in Article VIII, at the Closing, Color shall convey to DCP, free and clear of any Liens, all of the issued and outstanding shares of the capital stock of Logical (each, a "Logical Share", and collectively, the "Logical Shares") in exchange for (a)
     1,700,000 shares of the common stock, $.01 par value, of Color (each a "Color Share", and collectively, the "Color Shares") held by DCP, which shall be conveyed by DCP to Color, free and clear of any Liens, and (b) the Warrant described in Section 6.1. Within ten days after the execution of this Agreement, (x) DCP shall deposit with the Escrow Agent stock certificates evidencing not less than 1,200,000 Color Shares, and (y) Color shall deposit with the Escrow Agent stock certificates evidencing the Logical Shares, in each case to be held by such Escrow Agent pursuant to the Escrow Agreement attached as Exhibit 2.1 (the "Exchange Escrow

     Agreement"). On or prior to the date of this Agreement, Michael W. Brennan ("Brennan") shall deliver to Color stock powers signed by Brennan and endorsed in blank with the signature of Brennan guaranteed by a medallion level national bank or member of the New York Stock Exchange which satisfies the policies of Color's transfer agent and effectuates the transfer of the stock certificates identified on Schedule 2.1 to DCP (the
     "Scheduled Shares"). Color shall submit the Scheduled Shares to its transfer agent for reissuance in the name of DCP, and upon receipt of such reissued stock certificates, Color shall deposit such certificates with the Escrow Agent to be held pursuant to the Exchange Escrow Agreement.

     3. Amendment to Exhibit 2.4. Exhibit 2.4 to the Exchange Agreement is hereby deleted in its entirety and replaced with Exhibit 2.4 attached hereto.

     4. Amendment to Article III. Article III of the Exchange Agreement is hereby amended by adding a new Section 3.8 as follows:

          Section 3.8. Cash Balance of Logical. Immediately prior to the Closing, Logical shall have not less than $100,000 in cash in Logical's primary bank account.

     5. Ratification. Except to the extent specifically amended hereby, the parties hereby ratify and confirm each and every provision of the Exchange Agreement.


                        [Signatures appear on next page]

     IN WITNESS WHEREOF, the parties entered into this Amendment No. 1 as of the date set forth above.

                                "COLOR":

                                COLOR IMAGING, INC.


                                By:     /S/ MORRIS E. VAN ASPEREN
                                   ---------------------------------------------
                                Title:  EXECUTIVE VICE PRESIDENT
                                   ---------------------------------------------

                                "LOGICAL":

                                LOGICAL IMAGING SOLUTIONS, INC.


                                By:     /S/ MICHAEL W. BRENNAN
                                   ---------------------------------------------
                                Title:  CHIEF EXECUTIVE OFFICER
                                   ---------------------------------------------

                                "DCP":

                                DIGITAL COLOR PRINT, INC.


                                By:      /S/ MICHAEL W. BRENNAN
                                   ---------------------------------------------
                                Title:  CHIEF EXECUTIVE OFFICER
                                   ---------------------------------------------

                                "DCP SHAREHOLDERS":

                                /S/ ROBERT L. LANGSAM
                                ------------------------------------------------
                                Robert L. Langsam

                                /S/ MICHAEL W. BRENNAN
                                ------------------------------------------------
                                Michael W. Brennan

                                /S/ EDWIN C. ST. AMOUR
                                ------------------------------------------------
                                Edwin C. St. Amour

                                /S/ VICTOR A. HOLLANDER
                                ------------------------------------------------
                                Victor A. Hollander

                                   EXHIBIT 2.4

                              TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT (the "Agreement") is made this ____ day of __________, 2002 between Michael W. Brennan ("Employee") and Color Imaging, Inc. and its subsidiaries (collectively, "Color").

     WHEREAS, Employee and Color entered into that certain Employment Agreement dated June 28, 2000 by and between Color and Employee (the "Employment Agreement") and amended pursuant to the letter dated June 10, 2002 from Michael
W. Brennan to Board of Directors of Color;

     WHEREAS, concurrently herewith, Color, Employee and certain others are entering into that certain Share Exchange Agreement (the "Exchange Agreement");

     WHEREAS, this Agreement is being entered into pursuant to the Exchange Agreement;

     NOW, THEREFORE, in consideration for the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Termination of Employment Agreement. The Employment Agreement shall terminate effective immediately. Color shall have no further obligation or liability to Employee under the Employment Agreement except (a) Color shall pay to Employee $6,057.69 per two-week period (the "Severance Amount") through the Compensation Termination Date (as defined below), and (b) Color shall reimburse Brennan for any premium costs incurred by Brennan from the Closing Date (as defined in the Exchange Agreement) through the Compensation Termination Date in connection with Brennan's participation in any health or life insurance plan which is established by Logical Imaging Solutions, Inc. ("Logical") for the benefit of its executives generally, provided (i) such Logical plan is comparable to the health and life insurance plans in which Brennan participated as an employee of Color, and (ii) Brennan participates in such Logical plans under coverage options (e.g. single, family, etc.) and/or benefit levels comparable to those in which Brennan participated as an employee of Color. The Severance Amount shall be paid on Color's normal payroll schedule. Color may withhold from such payments all applicable federal, state or local taxes. The "Compensation Termination Date" shall mean March 10, 2003.

     2. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                "COLOR":

                                COLOR IMAGING, INC.


                                By:
                                   ---------------------------------------------
                                Name:
                                   ---------------------------------------------
                                Title:
                                   ---------------------------------------------


                                EMPLOYEE:



                                ------------------------------------------------
                                MICHAEL W. BRENNAN


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